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                                                                    EXHIBIT 10.6


                            MILWAUKEE LAND COMPANY
                          547 West Jackson Boulevard
                           Chicago, Illinois  60606

                                                                   June 29, 1993

Mr. Edwin Jacobson
505 N. Lake Shore Drive
Chicago, Illinois  60611

Dear Mr. Jacobson:

     We are writing with respect to your employment by Milwaukee Land Company, a Delaware corporation (the "Company"), as President and Chief Executive Officer of the Company. The Company acknowledges and recognizes the value of your experience and abilities and desires to continue to retain and make secure for itself such experience and abilities on the terms hereinafter provided. If the following is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement (the "Agreement") on the subject.

     1. Employment. The Company agrees to continue to employ you and you agree to continue to be employed by

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Mr. Edwin Jacobson
June 29, 1993
Page 2


the Company for the period ending on the fifth anniversary of the date hereof (unless sooner terminated as hereinafter provided in this Agreement), on the terms and conditions set forth in this Agreement.

     2.   Duties.

     (a) You shall continue to be employed as President and Chief Executive Officer of the Company with general supervision over and responsibility for the general management and operation of the Company. In the performance of your duties, you shall be subject to the supervision and direction of the Board of Directors of the Company and the Executive Committee of the Board of Directors of the Company (the "Executive Committee").

     (b) During the term of your employment hereunder, you shall not be required to devote your full business time to such employment. You shall devote an amount of time to such employment determined by the Board of Directors of the Company or the Executive Committee to be required of you to accomplish the business objectives of the Company. During the term of your employment hereunder, you shall have the right to continue your employment as President and Chief


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Mr. Edwin Jacobson
June 29, 1993
Page 3


Executive Officer of CMC Heartland Partners and of Chicago Milwaukee Corporation, and, subject to the preceding sentence, you shall have the right to pursue other employment or business activities not in competition with the activities of the Company, provided that any such activity does not interfere with the performance of your duties hereunder and does not otherwise violate any provision of this Agreement. Prior to your engaging in any employment or material business activity that you are not engaged in as of the date hereof, you shall provide notice in reasonable detail to, and consult with, the Chairman of the Executive Committee with respect to your intention to engage in any such employment or activity.

     3.   Compensation.

     (a) Base Salary. During the term of your employment hereunder, the Company shall pay you, and you shall accept from the Company for your services, a salary at the rate of not less than Ninety Thousand Dollars ($90,000) per year ("Base Salary"), payable in accordance with the Company's policy with respect to the compensation of executives. During the term hereof, the Board of Directors


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Mr. Edwin Jacobson
June 29, 1993
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of the Company may adjust the Base Salary upwards (but not downwards). The
Company shall be entitled to withhold such amounts on account of payroll taxes and similar matters as are required by applicable law, rule or regulation of appropriate governmental authorities. Nothing contained herein shall preclude you from participating in the present or future employee benefit plans of the Company if you meet the eligibility requirements therefor. You shall also have the right to defer receipt of some or all of the Base Salary which you are entitled to receive hereunder by written notice to the Company, which notice shall set forth the date to which you wish to defer receipt of such compensation. If you elect to defer receipt of all or any portion of the Base Salary ("Deferred Compensation"), the amount due you shall be adjusted periodically to reflect any deemed gain or loss or interest, dividend or other income that would be realized with respect to the Deferred Compensation had it been invested as designated by you. No specific assets of the Company shall be allocated or segregated with respect to the Deferred Compensation and the foregoing shall not be construed to create a trust of any kind or a fiduciary


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Mr. Edwin Jacobson
June 29, 1993
Page 5


relationship between the Company and you, the executor or administrator of your estate or any other person. Your right, or the right of your estate, to receive the Deferred Compensation, as adjusted in accordance with this Section 3(a), shall be no greater than the right of an unsecured general creditor of the Company.

     (b) Reimbursement of Expenses. During your employment, you will be entitled to receive prompt reimbursement for all reasonable expenses incurred by you in performing your services hereunder, provided that you properly account therefor in accordance with Company policy.

     4. Vacations. During your employment, you shall be entitled to reasonable vacations from time to time in accordance with the regular procedures of the Company governing senior executives. You shall also be entitled to all paid holidays given by the Company to its senior executives.

     5. Participation in Benefit Plans. You shall be entitled to participate in and to receive benefits under all of the Company's employee benefit plans and arrangements, including any pension or retirement plan, savings plan, or


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Mr. Edwin Jacobson
June 29, 1993
Page 6



health-and-accident plan made available by the Company in the future to its senior executives and other key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

     6.   Termination.

     (a)  Death.  Your employment hereunder shall terminate upon your death.

     (b) Disability. In the event of your permanent disability (as hereinafter defined) during the term of your employment hereunder, the Company shall have the right, upon written notice to you, to terminate your employment hereunder, effective upon the giving of such notice. For purposes of this Section, "permanent disability" shall mean any physical or mental disability or incapacity which renders you incapable of fully performing the services required of you in accordance with your obligations hereunder for a period of 90 consecutive days.

     (c) Cause. The Company may terminate your employment hereunder for Cause. For the purposes of this

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Mr. Edwin Jacobson
June 29, 1993
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Agreement, termination for Cause shall mean termination after:

          (i) your commission of a material act of fraud against the Company or its affiliates;

          (ii) your conviction of any crime which constitutes a felony in the jurisdiction involved; or

          (iii) the willful, repeated and demonstrable failure by you substantially to perform your duties over a period of not less than 30 days, other than any such failure resulting from your incapacity due to physical or mental illness, or material breach of any of your obligations under this Agreement, and your failure to cure such failure or breach within 30 days after receipt of written notice from the Board of Directors of the Company. No act or failure to act on your part will be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of the Company and its affiliates.

          (d)  Termination by You.  You may terminate your employment hereunder
(i) for Good Reason, or (ii) if your health should become impaired to an extent that makes the


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Mr. Edwin Jacobson
June 29, 1993
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continued performance of your duties hereunder hazardous to your physical or mental health or your life. For purposes of this Agreement, "Good Reason" shall mean (A) any assignment to you of any duties other than those contemplated by, or any limitation of your powers in any respect not contemplated by, Section 2 hereof, provided that you first deliver written notice thereof to the Executive Committee and the Company shall have failed to cure such non-permitted assignment or limitation within thirty (30) days after receipt of such written notice, or (B) a reduction in your rate of compensation, or a reduction in your fringe benefits or any other failure by the Company to comply with Sections 3 through 5 hereof, provided that you first deliver written notice thereof to the Executive Committee and the Company shall have failed to cure such reduction or failure within thirty (3) days after receipt of such written notice.

          (e) Any termination by the Company pursuant to subsection (b) or (c) above or by you pursuant to subsection (d) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this

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Mr. Edwin Jacobson
June 29, 1993
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Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

     (f) "Date of Termination" shall mean (i) if your employment is terminated by your death, the date of your death, and (ii) if your employment is terminated for any other reason, the date on which a Notice of Termination is given.

     (g) If within fifteen (15) days after a Notice of Termination is given to you by the Company in connection with the termination of your employment hereunder pursuant to subsection (b) and (c) above you notify the Company in writing that you believe that your employment was wrongfully terminated, and you shall have delivered such notification in good faith with a reasonable belief that your employment was wrongfully terminated, then you shall be entitled to continue to receive the Base Salary provided for in Section 3(a) hereof for a period of time ending on the date six


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Mr. Edwin Jacobson
June 29, 1993
Page 10



months after the Date of Termination. In the event a court of competent jurisdiction finally decides that your employment was rightfully terminated in accordance with the provisions of this Agreement, you shall return within thirty
(30) days after the date of such final decision to the Company the amounts paid to you pursuant to this subsection (g).

     7.   Compensation Upon Death, During Disability or Termination.

     (a) If your employment shall be terminated by reason of your death, the Company shall pay, to such person as you shall designate in a notice filed with the Company or, if no such person shall be designated, to your estate, as a lump sum death benefit, an amount equal to the amount, if any, by which $150,000 exceeds the proceeds payable to your designated beneficiary or estate pursuant to any life insurance policy covering your life maintained by the Company. This amount shall be exclusive of and in addition to any payments your widow, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan maintained by the Company. Your designated


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Mr. Edwin Jacobson
June 29, 1993
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beneficiary or the executor of your estate, as the case may be, shall accept the payment provided for in this subsection (a) in full discharge and release of the Company of and from any further obligations under this Agreement.

     (b) During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full Base Salary until your employment is terminated pursuant to
Section 6(b) hereof, or until you terminate your employment pursuant to Section 6(d)(ii) hereof, whichever first occurs. If your employment is terminated by the Company pursuant to Section 6(b) or you terminate your employment pursuant to
Section 6(d)(ii), the Company shall be discharged and released of and from any further obligations under this Agreement. During any such period and thereafter you shall continue to bear the obligations provided for in Section 8 below in accordance with the terms of such Section 8.

     (c) If your employment shall be terminated for Cause, or you shall terminate your employment other than for Good Reason, the Company shall pay you your full Base Salary

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Mr. Edwin Jacobson
June 29, 1993
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through the Date of Termination or the date on which you terminate your employment at the rate in effect at the time the Notice of Termination is given or the date on which you terminate your employment. The Company shall be discharged and released of and from any further obligations under this Agreement. Thereafter you shall continue to have the obligations provided for in
Section 8 below in accordance with the terms of such Section 8. Nothing contained herein shall be deemed to be a waiver by the Company of any rights that it may have against you in respect of your actions which give rise to the termination of your employment.

     (d) If the Company shall terminate your employment other than pursuant to Sections 6(b) or 6(c) hereof or if you shall terminate your employment for Good Reason, then:

          (i) The Company shall continue to pay you your full Base Salary through the fifth anniversary of the date hereof at the rate in effect at the time Notice of Termination is given in accordance with Section 3(a) hereof;

          (ii) The Company shall pay all other damages to which you may be entitled as a result of the Company's


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Mr. Edwin Jacobson
June 29, 1993
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termination of your employment under this Agreement, including damages for any and all loss of benefits to you under the Company's employee benefit plans which you would have received if the Company had not breached this Agreement and had your employment continued for the full term provided in Section 1 hereof, and including all reasonable legal fees and expenses incurred by you as a result of such termination; and

          (iii) The Company shall maintain in full force and effect, for your continued benefit for the full term of this Agreement, all employee benefit plans and programs in which you were entitled to participate immediately prior to the Date of Termination provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, you shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to you, to your account or on your behalf under such plans and programs from which your continued participation is barred.


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Mr. Edwin Jacobson
June 29, 1993
Page 14



     8.   Restrictive Covenants and Confidentiality; Injunctive Relief.

     (a) You agree, as a condition to the performance by the Company of its obligations hereunder, particularly its obligations under Section 3 hereof, that during the term of your employment hereunder and during the further period of one (1) year after the termination of such employment, you shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly through any other person, firm or corporation:

          (i) Solicit, raid, entice or induce any person, firm or corporation that presently is or at any time during the term of your employment hereunder shall have a material business relationship with the Company, or any of its affiliated companies, to engage in any material business transaction with any other person, firm or corporation, and you shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

          (ii) Solicit, raid, entice or induce any person that presently is or at any time during the term of


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Mr. Edwin Jacobson
June 29, 1993
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your employment hereunder shall be an employee of the Company, or any of its affiliated companies, to become employed by any person, firm or corporation, and you shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.

     (b) Recognizing that the knowledge, information and relationship with customers, suppliers, and agents, and the knowledge of the Company's and its affiliated companies' business methods, systems, plans and policies which you shall hereafter establish, receive or obtain as an employee of the Company or its affiliated companies, are valuable and unique assets of the respective businesses of the Company and its affiliated companies, you agree that, during and after the term of your employment hereunder, you shall not (otherwise than pursuant to your duties hereunder) disclose, without the prior written approval of the Board of Directors of the Company, any such knowledge or information pertaining to the Company or any of its affiliated companies, their business, personnel or policies, to any person, firm, corporation or other entity, for any reason or purpose


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Mr. Edwin Jacobson
June 29, 1993
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whatsoever. The provisions of this Section 8 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of your breach of your obligations hereunder), information which is or shall become available in trade or other publications, information known to you prior to entering the employ of the Company, and information which you are required to disclose by order of a court of competent jurisdiction.

     (c) The provisions of this Section 8 shall survive the termination of your employment hereunder, irrespective of the reason therefor.

     (d) You acknowledge that the services to be rendered by you are of a special, unique and extraordinary character and, in connection with such services, you will have access to confidential information vital to the Company's and its subsidiary companies' businesses. By reason of this, you consent and agree that if you violate any of the provisions of this Agreement with respect to diversion of the Company's or its affiliated companies' business relationships or employees, or confidentiality, the Company and its affiliated companies would sustain


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Mr. Edwin Jacobson
June 29, 1993
Page 17



irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining you from committing or continuing any such violation of this Agreement.

     9.   Successors; Binding Agreement.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which


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Mr. Edwin Jacobson
June 29, 1993
Page 18



any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall include any successor to the Company's business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate. Your obligations hereunder may not be delegated and except as otherwise provided herein relating to the designation of a devisee, legatee or other designee, you may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of

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Mr. Edwin Jacobson
June 29, 1993
Page 19



your rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

     10. Notice. For the purposes of this Agreement, notices and all other communications provided for shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to you:
          Mr. Edwin Jacobson
          180 East Pearson Street
          Apt. 3801
          Chicago, Illinois  60611

          If to the Company:

          547 West Jackson Boulevard
          Chicago, Illinois  60606
          Attn:  Chairman of the Executive Committee

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing


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Mr. Edwin Jacobson
June 29, 1993
Page 20


signed by you and by such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the complete understanding between the parties with respect to your employment and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois.

     12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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Mr. Edwin Jacobson
June 29, 1993
Page 21


     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                MILWAUKEE LAND COMPANY


                                By:  /s/ Leon F. Fiorentino
                                    -----------------------
                                     Leon F. Fiorentino
                                     Secretary



                                  /s/ Edwin Jacobson
                                --------------------
                                 Edwin Jacobson